Exhibit 10.33

Waiver and Amendment to Loan Documents

THIS WAIVER AND AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of January 30, 2013, by and between MIDDLESEX WATER COMPANY (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.          The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.          The Borrower and the Bank desire to amend the Loan Documents, and to waive certain defaults thereunder, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Certain of the Loan Documents are amended, and certain defaults under the Loan Documents are waived as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.          The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.          The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.          As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.          To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.          This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.          The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

8.          This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.          This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

10.          Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provision contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:		MIDDLESEX WATER COMPANY

/s/Kenneth J. Quinn		By:	/s/A. Bruce O’Connor
(SEAL)
Print Name:	Kenneth J. Quinn	Print Name:	A. Bruce O’Connor
Title:	VP-General Counsel, Secy & Treasurer	Title:	VP & CFO

PNC BANK, NATIONAL ASSOCIATION

		By:	/s/Virginia G. Alling
(SEAL)
Virginia G. Alling
Vice President

EXHIBIT A TO

WAIVER AND AMENDMENT TO LOAN DOCUMENTS

DATED AS OF JANUARY 30, 2013

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Letter Agreement dated August 27, 2001 between the Borrower and the Bank (the “Agreement”)

2.	$20,000,000.00 Amended and Restated Committed Line of Credit Note dated January 29, 2010 executed and delivered by the Borrower to the Bank (the “Note”)

3.	Amendment to Loan Documents dated November 29, 2002 between the Borrower and the Bank

4.	Amendment to Loan Documents dated May 19, 2003 between the Borrower and the Bank

5.	Amendment to Loan Documents dated September 4, 2003 between the Borrower and the Bank

6.	Amendment to Loan Documents dated April 19, 2004 between the Borrower and the Bank

7.	Amendment to Loan Documents dated January 22, 2009 between the Borrower and the Bank

8.	Amendment to Loan Documents dated January 29, 2010 between the Borrower and the Bank

9.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Borrower has acknowledged and agreed with the Bank that the Borrower failed to comply with the last sentence of section 4 of the Agreement regarding the repayment of the Line of Credit in full each fiscal year, for the fiscal years ending 2011 and 2012. The Borrower’s failure to comply with section 4 of the Agreement constitutes an Event of Default under the Loan Documents. The Borrower has requested that the Bank waive the Event of Default. In reliance upon the Borrower’s representations and warranties and subject to the terms and conditions herein set forth, the Bank agrees to grant a waiver of Borrower’s non-compliance with Section 4 of the Agreement and of the Event of Default that would otherwise result from a violation of such section solely for the above-referenced periods. The Borrower agrees that it will hereafter comply fully with all other provisions of the Loan Documents, which remain in full force and effect. Except as expressly described in this Amendment, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the Bank’s exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

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C.	The Loan Documents are amended as follows:

1.	The Expiration Date, as set forth in the Letter Agreement and the Note, is hereby extended from January 29, 2013 to January 29, 2014, effective on January 30, 2013.

2.	Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

“4. Repayment. Subject to the terms and conditions of this Letter Agreement, the Borrower may borrow, repay and re-borrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable as set forth in the Note, and will be computed on the basis of a year of 360 days and paid on the actual number of days that principal is outstanding.”

D.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment.

2.	Reimbursement of the fees and expenses of the Bank's in-house counsel in connection with this Amendment, which fees and expenses as of the date of this Amendment are $0.00.

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